Exhibit 23.2

                   [LETTERHEAD OF PRICEWATERHOUSE COOPERS LLP]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2003, relating to the consolidated financial statements of Vista Gold Corp. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


"PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, BC, Canada

May 16, 2003